UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 17, 2020

BRIDGEWAY NATIONAL CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55505	45-5523835
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1015 15th Street NW Suite 1030

Washington, DC 20005

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (972) 525-8546

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LOGG	OTC Pink

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Certificate of Incorporation

On December 19, 2019, Capital Park Holdings Corp. (“Capital Park” or the “Company”) filed an amendment to its certificate of incorporation (the “Amendment”), which was declared effective by the Secretary of State of the State of Delaware on January 20, 2020. Upon the effectiveness of the Amendment:

●	The name of the Company changed from Capital Park Holdings Corp. to Bridgeway National Corp.; and

●	The authorized share capital of the Company was increased from 30,000,000 shares to 250,000,000 shares, of which 206,250,000 shares will be Common Stock (the “Common Stock”), 187,500,000 shares of the Common Stock will be designated Class A Common Stock (the “Class A Common Stock”), 18,750,000 shares of the Common Stock will be designated Class B Common Stock (the “Class B Common Stock”) and 62,500,000 shares will be designated preferred stock, of which, 1,000 shares have been previously designated as Series A Preferred Stock (the “Series A Preferred Stock”) and 125,181 shares have been designated as Series B Preferred Stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Amendment to the Certificate of Incorporation, filed on December 19, 2019 and declared effective January 20, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGEWAY NATIONAL CORP.

By:	/s/ Eric Blue
Eric Blue
Chief Executive Officer

Dated: January 24, 2020